UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         April 15, 2004

Hibernia Corporation
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation	1-10294 (Commission File Number)	72-0724532 (IRS Employer Identification No.)
313 Carondelet Street, New Orleans, Louisiana 70130 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 533-3333

Item 7(c). Exhibits

        The exhibit listed below is being furnished pursuant to Item 9 hereof under Regulation FD and pursuant to Item 12 hereof as part of this current report on Form 8-K.

Exhibit No.	Description
99.35	News Release issued by the Registrant on April 15, 2004

Item 9. Regulation FD Disclosure

        On April 15, 2004, Hibernia Corporation issued a news release dated April 15, 2004, announcing its financial results for the quarter ended March 31, 2004. A copy of the news release is furnished as an exhibit hereto and incorporated by reference into this Item 9.

Item 12. Results of Operations and Financial Condition

        On April 15, 2004, Hibernia Corporation issued a news release dated April 15, 2004, announcing its financial results for the quarter ended March 31, 2004. A copy of the news release is furnished as an exhibit hereto and incorporated by reference into this Item 12.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2004	HIBERNIA CORPORATION (Registrant) By: /s/ Cathy E. Chessin Cathy E. Chessin Executive Vice President, Secretary and Corporate Counsel

	EXHIBIT INDEX
Exhibit No.	Description	Page No.
99.35	News Release Issued by the Registrant on April 15, 2004	3

EXHIBIT 99.35

NEWS RELEASE––HIBERNIA

MEDIA INQUIRIES:	INVESTOR INQUIRIES:	FOR IMMEDIATE RELEASE
Steven Thorpe--Vice President,	Trisha Voltz--Senior Vice President	April 15, 2004
Public Relations	and Manager, Investor Relations
Office: (504) 533-2753	Office: (504) 533-2180
E-mail: sthorpe@hibernia.com	E-mail: tvoltz@hibernia.com

Hibernia Earns $66.0 Million in First Quarter; Loans, Deposits Reach Record Levels, Texas Expansion Program Moves Forward

        NEW ORLEANS – Hibernia Corporation today reported first-quarter 2004 net income of $66.0 million, up 17% from $56.2 million in first-quarter 2003. Earnings per common share (EPS) and EPS assuming dilution were $0.43 and $0.42, respectively, up 19% and 17% from $0.36 a year earlier.

        In addition, the company continued to make progress in its Texas expansion program. The legal merger with Coastal Bancorp, Inc., parent of a $2.7-billion-asset Texas savings bank, is expected to be completed May 12 contingent on approval by Coastal shareholders and other customary closing conditions. Conversion of Coastal’s operational systems to Hibernia’s and availability of Hibernia’s product line for Coastal customers are scheduled for June.

        Hibernia’s branch-building program in high-growth areas of Dallas/Fort Worth and Houston continued in the first quarter with the opening of a new office in the Dallas suburb of Plano. The company opened three new Texas offices in 2003.

        “Our company is off to a solid start in 2004, and we expect our growth in EPS assuming dilution for the year to be in line with our stated goal of 8-10%,” said President and CEO Herb Boydstun. “In the first quarter, we achieved double-digit earnings growth from a year earlier and maintained a very strong balance sheet. Hibernia’s three major business segments – consumer, small-business and commercial – performed well, as we continued to benefit from our diverse business mix and stronger sales culture. Our disciplined approach to managing asset quality was reflected in declines in provision expense and net charge-offs.

        “And we’re pleased with our Texas expansion program,” Boydstun added. “We’re encouraged by sales results for our first four de novo branches and two commercial financial centers in Texas. We’re excited about the merger with Coastal, which will present excellent business-development opportunities and, with the significant expansion of our distribution system, improve convenience for customers living and traveling in Texas and Louisiana.”

        As rates fell, the company experienced additional net interest margin compression and temporary impairment of mortgage servicing rights (MSR) in first-quarter 2004. During the quarter, the company recorded a $10.0 million non-cash expense for temporary MSR impairment that represents $0.04 per share after tax. First-quarter 2004 results also include a gain of $1.9 million, or $0.01 per share after tax, from the sale of investment securities. The majority of this gain was taken to offset $1.5 million in MSR impairment expense that was reclassified from temporary to permanent in the quarter.

Loans, deposits increase

        Loan and deposit growth continued in the first quarter. Loans totaled $13.1 billion at the end of the quarter, up 13% from a year earlier and 2% from Dec. 31, 2003. Consumer loans totaled $7.2 billion at March 31, 2004, up 16% and 2%; commercial loans were $3.2 billion, up 11% and down 1%; and small-business loans were $2.7 billion, up 10% and 3%. Deposits at March 31, 2004, were $14.9 billion, up 8% and 5%.

        First-quarter 2004 net interest income was $178.4 million, up 4% from $171.7 million a year earlier.

        The first-quarter 2004 net interest margin was 4.17%, compared to 4.42% a year earlier. The margin narrowed due to the lower-rate environment during 2003, as earning assets continued to reprice downward while the rates paid on many deposit products reached a floor. The net interest margin was also down from 4.27% for fourth-quarter 2003, reflecting excess liquidity that resulted in a higher volume of low-spread short-term investments. Given the events of the first quarter, management believes the full-year margin may be somewhat lower than described in previous guidance. In addition, the previous guidance did not include the impact of the Coastal merger, which is expected to narrow the margin an additional 20 basis points.

        Noninterest income increased to $80.1 million in first-quarter 2004, up 10% from $72.5 million a year earlier. The growth resulted primarily from service charges on deposits and fee income from card products and the company’s brokerage, investment banking, trust and insurance businesses. Included in first-quarter 2004 noninterest income is the previously mentioned $10.0 million non-cash expense for temporary MSR impairment. In first-quarter 2003, the company reported a $14.5 million non-cash expense for temporary MSR impairment. The temporary MSR impairment reserve totaled $39.6 million at March 31, 2004.

        Working with a risk management firm, Hibernia began to develop a formal hedging program during the first quarter to mitigate some of the mortgage-servicing asset volatility caused by fluctuating rates. The company plans to implement the program in the near future.

        Noninterest expense for first-quarter 2004 was $145.1 million, up only 3% from a year earlier. Salary and benefit expense, which makes up more than half of Hibernia’s total noninterest expense, rose 2% in first-quarter 2004 from a year earlier. Advertising and promotional expense increased 12% from a year earlier because of a planned ramp-up of advertising and marketing related to the company’s Texas expansion and free-checking programs.

Asset quality

Asset quality results included the following:

o	The provision for loan losses was $12.0 million for first-quarter 2004, down 32% from a year earlier and 10% from fourth-quarter 2003.

o	Net charge-offs for first-quarter 2004 were $11.8 million, down 33% and 12%.

o	The net charge-off ratio for first-quarter 2004 was 0.36%, compared to 0.61% and 0.43%. By categories, net charge-off ratios were: consumer, 0.52%, compared to 0.69% and 0.56%; commercial, less than one basis point, compared to 0.38% and 0.09%; and small-business, 0.39%, compared to 0.70% and 0.46%.

o	Nonperforming assets at March 31, 2004, were $63.9 million, compared to $59.6 million a year earlier and $67.8 million at Dec. 31, 2003, and nonperforming loans were $52.9 million, compared to $52.0 million and $55.6 million.

o	The nonperforming asset ratio at March 31, 2004, was 0.49%, compared to 0.52% and 0.53%, and the nonperforming loan ratio was 0.40%, compared to 0.45% and 0.43%.

o	Reserve coverage of nonperforming loans was 404% at March 31, 2004, compared to 410% and 384%, and reserve coverage of total loans was 1.63%, compared to 1.84% and 1.66%.

        Based on Coastal’s year-end regulatory filings, Hibernia expects its nonperforming asset ratio to rise modestly and reserve coverage of total loans to be approximately 1.55% after completion of the Coastal transaction.

Texas expansion

        “We are really pleased by the way Texas customers are accepting our new locations,” said Boydstun. “Our Texas branches are exceeding our sales-growth expectations, and the combined loans for the two commercial financial centers at the end of first-quarter 2004 were more than $100 million.” Following the Coastal merger, Hibernia plans to introduce a smaller version of its commercial financial center concept to additional Texas markets in the next few months by adding onsite commercial-banking specialists in communities currently served by Coastal. Hibernia also has commercial financial centers in Dallas and Houston.

        In second-quarter 2004, Hibernia plans to open three more offices – two in North Dallas and one in Houston.

        Headquartered in Houston, Coastal has 44 branches. The merger received approvals from the Federal Reserve and the Office of the Comptroller of the Currency in March, and Coastal shareholders will vote on the transaction next week. Hibernia continues to believe the Coastal transaction will be neutral to slightly accretive to net income in 2004 and accretive in 2005.

Additional results

Other first-quarter 2004 results, compared to first-quarter 2003, included the following:

o	Assets: $18.7 billion at March 31, 2004, up 6% from $17.7 billion at March 31, 2003.

o	Leverage ratio at March 31, 2004: 8.56%, compared to 8.34% a year earlier. During the first quarter, Hibernia repurchased 1.1 million shares of its common stock. As previously announced, the company plans to fund the Coastal transaction through a $100 million debt issuance and available cash. Following the completion of the Coastal transaction, the leverage ratio will decline to approximately 7.35% in third-quarter 2004, the first full quarter following the merger.

        For selected financial tables, visit the “Corporate, Investor and Media Relations” section on the company’s Internet site (hibernia.com). A live listen-only audio Webcast of management’s conference call with analysts and the media will be available beginning at 1 p.m. CT today on hibernia.com. The conference also will be available in archived format at the same address through April 30.

        Hibernia is on Forbes magazine’s list of the world’s 2,000 largest companies and Fortune magazine’s list of America’s top 1,000 companies according to annual revenue. Hibernia has $18.7 billion in assets and 258 locations in 34 Louisiana parishes and 18 Texas counties. Following the Coastal merger, assets would exceed $21 billion, and the company would have more than 300 locations in 34 Louisiana parishes and 33 Texas counties. Hibernia Corporation’s common stock (HIB) is listed on the New York Stock Exchange.

Statements in this report that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, prepayment speeds, loan demand, monetary policy, expense reductions at anticipated levels, changes in laws and regulations, regulatory action, the level of success of the company’s asset/liability management strategies as well as its marketing, product development, sales and other strategies, the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, unexpected costs or issues in its expansion or acquisition plans and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements and could impact Hibernia’s ability to achieve the goals described in its mission statement. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.

FINANCIAL INFORMATION (Unaudited) SUMMARY OF OPERATIONS		QUARTER ENDED
($ in thousands, except per-share data)	March 31 2004	March 31 2003	CHANGE		December 31 2003	CHANGE

Interest income	$ 227,879	$ 230,758	(1)%		$ 225,074	1%
Interest expense	49,436	59,027	(16)		49,638	--

Net interest income	178,443	171,731	4		175,436	2
Provision for loan losses	12,000	17,750	(32)		13,300	(10)

Net interest income after provision	166,443	153,981	8		162,136	3

Noninterest income:
Service charges on deposits	40,786	35,861	14		42,519	(4)
Card-related fees	12,517	11,076	13		11,713	7
Mortgage banking	(7,149)	(4,943)	(45)		980	(829)
Retail investment fees	7,698	6,520	18		6,914	11
Trust fees	6,172	6,068	2		5,981	3
Insurance	4,807	4,754	1		3,940	22
Investment banking	3,784	2,831	34		3,101	22
Other service, collection and exchange charges	5,233	5,020	4		5,220	--
Other operating income	4,343	5,282	(18)		10,202	(57)
Securities gains (losses), net	1,865	9	N/M		(12,152)	115

Noninterest income	80,056	72,478	10		78,418	2

Noninterest expense:
Salaries and employee benefits	76,008	74,606	2		67,520	13
Occupancy and equipment	19,000	17,248	10		17,449	9
Data processing	9,207	9,418	(2)		8,492	8
Advertising and promotional expense	7,774	6,962	12		5,484	42
Stationery and supplies, postage and telecommunications	6,387	6,674	(4)		5,976	7
Amortization of intangibles	1,161	1,339	(13)		1,191	(3)
Foreclosed property expense, net	35	86	(59)		160	(78)
Other operating expense	25,487	23,830	7		25,333	1

Noninterest expense	145,059	140,163	3		131,605	10

Income before income taxes	101,440	86,296	18		108,949	(7)
Income tax expense	35,419	30,096	18		37,456	(5)

Net income	$ 66,021	$ 56,200	17%		$ 71,493	(8)%

Net income per common share	$ 0.43	$ 0.36	19%		$ 0.47	(9)%
Net income per common share - assuming dilution	$ 0.42	$ 0.36	17%		$ 0.46	(9)%
Return on average assets	1.42%	1.29%	13	bp	1.59%	(17	) bp
Return on average equity	14.66%	13.24%	142	bp	16.48%	(182	) bp

FINANCIAL INFORMATION (cont.) (Unaudited) SUMMARY OF OPERATIONS		QUARTER ENDED
($ in thousands, except per-share data)	March 31 2004	December 31 2003	September 30 2003	June 30 2003	March 31 2003

Interest income	$ 227,879	$ 225,074	$ 222,987	$ 231,486	$ 230,758
Interest expense	49,436	49,638	73,218	57,669	59,027

Net interest income	178,443	175,436	149,769	173,817	171,731
Provision for loan losses	12,000	13,300	16,000	13,000	17,750

Net interest income after provision	166,443	162,136	133,769	160,817	153,981

Noninterest income:
Service charges on deposits	40,786	42,519	40,974	38,394	35,861
Card-related fees	12,517	11,713	12,483	12,651	11,076
Mortgage banking	(7,149)	980	44,390	(13,921)	(4,943)
Retail investment fees	7,698	6,914	6,665	7,142	6,520
Trust fees	6,172	5,981	5,915	5,556	6,068
Insurance	4,807	3,940	4,914	4,573	4,754
Investment banking	3,784	3,101	2,914	3,614	2,831
Other service, collection and exchange charges	5,233	5,220	4,775	4,918	5,020
Other operating income	4,343	10,202	4,356	3,542	5,282
Securities gains (losses), net	1,865	(12,152)	(4,859)	10,191	9

Noninterest income	80,056	78,418	122,527	76,660	72,478

Noninterest expense:
Salaries and employee benefits	76,008	67,520	75,756	78,245	74,606
Occupancy and equipment	19,000	17,449	17,816	18,144	17,248
Data processing	9,207	8,492	9,117	8,895	9,418
Advertising and promotional expense	7,774	5,484	5,786	5,478	6,962
Stationery and supplies, postage and telecommunications	6,387	5,976	6,241	6,218	6,674
Amortization of intangibles	1,161	1,191	1,240	1,285	1,339
Foreclosed property expense, net	35	160	9,650	(29)	86
Other operating expense	25,487	25,333	24,246	24,527	23,830

Noninterest expense	145,059	131,605	149,852	142,763	140,163

Income before income taxes	101,440	108,949	106,444	94,714	86,296
Income tax expense	35,419	37,456	37,182	33,333	30,096

Net income	$ 66,021	$ 71,493	$ 69,262	$ 61,381	$ 56,200

Net income per common share	$ 0.43	$ 0.47	$ 0.45	$ 0.40	$ 0.36
Net income per common share - assuming dilution	$ 0.42	$ 0.46	$ 0.44	$ 0.39	$ 0.36
Return on average assets	1.42%	1.59%	1.55%	1.39%	1.29%
Return on average equity	14.66%	16.48%	16.32%	14.26%	13.24%

FINANCIAL INFORMATION (cont.) (Unaudited) AVERAGE BALANCES	QUARTER ENDED
($ in millions)	March 31 2004	March 31 2003	CHANGE
Assets
Cash and due from banks	$ 589.2	$ 597.3	(1)%
Short-term investments	201.3	383.7	(48)
Securities	4,011.5	3,958.3	1
Mortgage loans held for sale	150.6	416.2	(64)
Loans	12,996.1	11,472.7	13
Reserve for loan losses	(214.2)	(212.9)	1

Loans, net	12,781.9	11,259.8	14
Other assets	811.2	845.1	(4)

Total assets	$ 18,545.7	$ 17,460.4	6%

Liabilities
Noninterest-bearing deposits	$ 2,918.2	$ 2,693.0	8%
Interest-bearing deposits	11,377.2	10,709.9	6

Total deposits	14,295.4	13,402.9	7
Short-term borrowings	1,093.3	530.6	106
Other liabilities	253.7	635.1	(60)
Federal Home Loan Bank advances	1,101.8	1,193.3	(8)

Total liabilities	16,744.2	15,761.9	6
Shareholders' equity	1,801.5	1,698.5	6

Total liabilities and shareholders' equity	$ 18,545.7	$ 17,460.4	6%

FINANCIAL INFORMATION (cont.) (Unaudited)
PERIOD-END BALANCES ($ in millions)	March 31 2004	March 31 2003	CHANGE	December 31 2003	CHANGE
Assets
Cash and due from banks	$ 561.3	$ 695.5	(19)%	$ 699.1	(20)%
Short-term investments	415.3	187.8	121	262.4	58
Securities	3,918.7	4,131.8	(5)	3,926.7	--
Mortgage loans held for sale	152.0	496.0	(69)	195.2	(22)
Loans:
Commercial	3,205.9	2,878.8	11	3,234.2	(1)
Small business	2,730.9	2,492.9	10	2,642.9	3
Consumer	7,155.1	6,178.3	16	7,005.9	2

Total loans	13,091.9	11,550.0	13	12,883.0	2
Reserve for loan losses	(213.5)	(212.9)	--	(213.3)	--

Loans, net	12,878.4	11,337.1	14	12,669.7	2
Other assets	791.1	804.0	(2)	807.3	(2)

Total assets	$ 18,716.8	$ 17,652.2	6%	$ 18,560.4	1%

Liabilities
Noninterest-bearing deposits	$ 3,180.6	$ 2,963.9	7%	$ 2,827.6	12%
Interest-bearing deposits	11,701.6	10,832.6	8	11,331.9	3

Total deposits	14,882.2	13,796.5	8	14,159.5	5
Short-term borrowings	640.1	526.6	22	1,280.8	(50)
Other liabilities	261.0	422.6	(38)	240.8	8
Federal Home Loan Bank advances	1,101.7	1,202.1	(8)	1,101.8	--

Total liabilities	16,885.0	15,947.8	6	16,782.9	1

Shareholders' equity
Common stock	325.1	319.6	2	323.0	1
Surplus	532.0	492.5	8	515.3	3
Retained earnings	1,209.9	1,043.6	16	1,171.5	3
Treasury stock	(252.6)	(157.2)	61	(227.0)	11
Accumulated other comprehensive
income	35.5	27.5	29	12.8	177
Unearned compensation	(18.1)	(21.6)	(16)	(18.1)	--

Total shareholders' equity	1,831.8	1,704.4	7	1,777.5	3

Total liabilities and shareholders' equity	$ 18,716.8	$ 17,652.2	6%	$ 18,560.4	1%

FINANCIAL INFORMATION (cont.) (Unaudited)
PERIOD-END BALANCES ($ in millions)	March 31 2004	December 31 2003	September 30 2003	June 30 2003	March 31 2003
Assets
Cash and due from banks	$ 561.3	$ 699.1	$ 644.4	$ 689.0	$ 695.5
Short-term investments	415.3	262.4	112.1	100.6	187.8
Securities	3,918.7	3,926.7	3,686.1	3,873.3	4,131.8
Mortgage loans held for sale	152.0	195.2	284.7	530.4	496.0
Loans:
Commercial	3,205.9	3,234.2	2,928.1	2,954.7	2,878.8
Small business	2,730.9	2,642.9	2,602.6	2,559.4	2,492.9
Consumer	7,155.1	7,005.9	6,695.6	6,337.9	6,178.3

Total loans	13,091.9	12,883.0	12,226.3	11,852.0	11,550.0
Reserve for loan losses	(213.5)	(213.3)	(213.3)	(213.1)	(212.9)

Loans, net	12,878.4	12,669.7	12,013.0	11,638.9	11,337.1
Other assets	791.1	807.3	825.1	1,088.2	804.0

Total assets	$ 18,716.8	$ 18,560.4	$ 17,565.4	$ 17,920.4	$ 17,652.2

Liabilities
Noninterest-bearing deposits	$ 3,180.6	$ 2,827.6	$ 2,906.7	$ 3,068.5	$ 2,963.9
Interest-bearing deposits	11,701.6	11,331.9	10,636.0	10,632.4	10,832.6

Total deposits	14,882.2	14,159.5	13,542.7	13,700.9	13,796.5
Short-term borrowings	640.1	1,280.8	969.6	684.4	526.6
Other liabilities	261.0	240.8	224.3	419.5	422.6
Federal Home Loan Bank advances	1,101.7	1,101.8	1,101.9	1,402.0	1,202.1

Total liabilities	16,885.0	16,782.9	15,838.5	16,206.8	15,947.8

Shareholders' equity
Common stock	325.1	323.0	322.0	320.4	319.6
Surplus	532.0	515.3	506.3	497.1	492.5
Retained earnings	1,209.9	1,171.5	1,127.7	1,081.6	1,043.6
Treasury stock	(252.6)	(227.0)	(215.7)	(182.7)	(157.2)
Accumulated other comprehensive
income	35.5	12.8	8.2	18.8	27.5
Unearned compensation	(18.1)	(18.1)	(21.6)	(21.6)	(21.6)

Total shareholders' equity	1,831.8	1,777.5	1,726.9	1,713.6	1,704.4

Total liabilities and shareholders' equity	$ 18,716.8	$ 18,560.4	$ 17,565.4	$ 17,920.4	$ 17,652.2

FINANCIAL INFORMATION (cont.) (Unaudited) SELECTED FINANCIAL DATA	1Q 2004	4Q 2003	3Q 2003	2Q 2003	1Q 2003

Net income per common share	$ 0.43	$ 0.47	$ 0.45	$ 0.40	$ 0.36
Net income per common share - assuming dilution	$ 0.42	$ 0.46	$ 0.44	$ 0.39	$ 0.36
Return on average assets	1.42%	1.59%	1.55%	1.39%	1.29%
Return on average equity	14.66%	16.48%	16.32%	14.26%	13.24%
Net interest margin--taxable equivalent	4.17%	4.27%	3.65%	4.32%	4.42%
Efficiency ratio	56.18%	49.18%	53.74%	59.00%	56.97%
Common shares outstanding (000s)	155,286	155,261	155,222	155,896	156,864
Average common shares outstanding (000s)(1)	153,876	153,669	154,070	154,875	155,410
Average common shares outstanding (000s)
- assuming dilution(1)	156,960	156,572	156,540	156,857	157,416
Book value per common share	$ 11.91	$ 11.55	$ 11.25	$ 11.11	$ 10.98
Average equity as a % of average assets	9.71%	9.65%	9.47%	9.75%	9.73%
Leverage ratio	8.56%	8.65%	8.32%	8.39%	8.34%
CREDIT QUALITY DATA
($ in thousands)
Nonperforming loans	$ 52,863	$ 55,576	$ 53,067	$ 57,202	$ 51,978
Foreclosed assets	10,688	11,512	11,875	6,981	6,671
Excess bank-owned property	369	678	755	481	902

Total nonperforming assets	$ 63,920	$ 67,766	$ 65,697	$ 64,664	$ 59,551

Loans 90 days or more past due	$ 6,661	$ 7,730	$ 8,278	$ 5,810	$ 8,530
Provision for loan losses	$ 12,000	$ 13,300	$ 16,000	$ 13,000	$ 17,750
Net charge-offs	$ 11,772	$ 13,305	$ 15,873	$ 12,729	$ 17,633
Reserve for loan losses	$213,503	$213,275	$213,280	$213,153	$212,882
Net charge-offs as a % of average loans	0.36%	0.43%	0.53%	0.44%	0.61%
Reserves as a % of total loans	1.63%	1.66%	1.74%	1.80%	1.84%
Reserves as a % of nonperforming loans	403.88%	383.75%	401.91%	372.63%	409.56%
Nonperforming loan ratio	0.40%	0.43%	0.43%	0.48%	0.45%
Nonperforming asset ratio	0.49%	0.53%	0.54%	0.55%	0.52%

(1) net of uncommitted ESOP shares

FINANCIAL INFORMATION (cont.) (Unaudited) AVERAGE BALANCES, INTEREST AND RATES	QUARTER ENDED
(Average balances $ in millions, taxable-equivalent interest $ in thousands)	March 31, 2004			December 31, 2003			March 31, 2003
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Assets
Interest-earning assets:
Loans	$ 12,996.1	$ 185,200	5.73%	$ 12,513.8	$184,568	5.86%	$11,472.7	$183,862	6.49%
Securities	3,964.8	41,546	4.19	3,638.5	38,543	4.24	3,579.7	41,868	4.68
Short-term investments	201.3	658	1.31	101.4	408	1.59	383.7	1,377	1.46
Mortgage loans held for sale	150.6	2,063	5.48	226.9	3,163	5.58	416.2	5,479	5.27

Total interest-earning assets	17,312.8	$ 229,467	5.32%	16,480.6	$226,682	5.47%	15,852.3	$232,586	5.93%

Reserve for loan losses	(214.2)			(214.2)			(212.9)
Noninterest-earning assets	1,447.1			1,712.9			1,821.0

Total assets	$ 18,545.7			$ 17,979.3			$ 17,460.4

Liabilities and shareholders' equity
Interest-bearing liabilities:
NOW/Money market/Savings accounts	$ 6,835.0	$ 12,115	0.71%	$ 6,320.6	$ 11,050	0.69%	$ 5,941.5	$ 11,988	0.82%
Other consumer time deposits	2,182.5	14,768	2.72	2,228.9	15,545	2.77	2,392.8	18,350	3.11
Public fund certificates of deposit
of $100,000 or more	815.3	2,373	1.17	741.7	2,262	1.21	916.3	4,294	1.90
Certificates of deposit of $100,000 or more	904.6	6,448	2.87	870.2	6,424	2.93	929.0	7,155	3.12
Foreign time deposits	639.8	1,357	0.85	635.6	1,357	0.85	530.3	1,533	1.17

Total interest-bearing deposits	11,377.2	37,061	1.31	10,797.0	36,638	1.35	10,709.9	43,320	1.64
Short-term borrowings	1,093.3	2,292	0.84	969.9	1,964	0.80	530.6	1,500	1.15
Federal Home Loan Bank advances	1,101.8	10,083	3.68	1,101.8	11,036	3.97	1,193.3	14,207	4.83

Total interest-bearing liabilities	13,572.3	$ 49,436	1.46%	12,868.7	$ 49,638	1.53%	12,433.8	$ 59,027	1.93%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,918.2			2,858.4			2,693.0
Other liabilities	253.7			516.5			635.1

Total noninterest-bearing liabilities	3,171.9			3,374.9			3,328.1

Total shareholders' equity	1,801.5			1,735.7			1,698.5

Total liabilities and shareholders' equity	$ 18,545.7			$17,979.3			$17,460.4

Net interest income/margin		$ 180,031	4.17%		$177,044	4.27%		$173,559	4.42%

FINANCIAL INFORMATION (cont.) (Unaudited) MORTGAGE BANKING ($ in thousands)	1Q 2004	4Q 2003	3Q 2003	2Q 2003	1Q 2003
Mortgage loan origination and servicing fees	$ 9,901	$ 10,117	$ 9,404	$ 9,286	$ 9,398
Gains on sales of mortgage loans	2,180	3,085	16,748	19,143	12,263
Amortization of mortgage servicing rights	(9,230)	(8,722)	(9,262)	(14,350)	(12,104)
Provision for temporary impairment of mortgage servicing rights	(10,000)	(3,500)	27,500	(28,000)	(14,500)

Mortgage banking	($ 7,149)	$ 980	$ 44,390	($ 13,921)	($ 4,943)

THIRD PARTY MORTGAGE SERVICING PORTFOLIO DATA
($ in thousands)
Total serviced for third parties	$ 10,139,267	$ 10,224,051	$ 10,062,168	$ 9,810,180	$ 9,370,904
Weighted average annual note rate	6.01%	6.04%	6.12%	6.37%	6.56%
Capitalized mortgage servicing rights, net	$ 102,796	$ 118,334	$ 123,065	$ 88,439	$ 106,610
Mortgage servicing rights as a percentage of servicing portfolio	1.01%	1.16%	1.22%	0.90%	1.14%
Average annual servicing fee (basis points)	27.2	27.3	27.4	27.7	27.8
Mortgage servicing rights as a multiple of average annual servicing fee	3.73	x	4.24	x	4.46	x	3.25	x	4.09	x
Weighted average annual prepayment speed assumption	18.5%	15.5%	14.2%	35.2%	29.1%
Weighted average annual discount rate	9.2%	9.2%	9.3%	9.3%	9.3%
Weighted average life (months)	60	72	78	33	39